Exhibit 99.1

Contacts:

Investors

Richard Szymanski

Morgans Hotel Group Co.

212.277.4188

Media

Daniel Gagnier/

Nathaniel Garnick

Sard Verbinnen & Co

212.687.8080

MORGANS HOTEL GROUP REPORTS SECOND QUARTER 2014 RESULTS

NEW YORK, NY – August 8, 2014 – Morgans Hotel Group Co. (NASDAQ: MHGC) (the “Company”) today reported financial results for the quarter ended June 30, 2014.

Highlights

•	Adjusted EBITDA was $14.8 million in the second quarter of 2014. Excluding termination fees in 2013, Adjusted EBITDA increased 26.7% over the same period in 2013 primarily driven by strong operating performance at the Company’s Owned Hotels, including a 36.8% increase in EBITDA at Delano South Beach.

•	Revenue per available room (“RevPAR”) for System-Wide Comparable Hotels increased by 6.4% on a year-over-year basis during the second quarter of 2014.

•	Operating margins at the Company’s Owned Hotels and leased food and beverage operations increased approximately 320 basis points during the second quarter of 2014 as compared to the same period in 2013, primarily as a result of cost saving initiatives implemented in the second quarter.

•	Corporate expenses, excluding stock compensation expense, decreased by $1.8 million, or 25.7%, during the second quarter of 2014 as compared to the same period in 2013, primarily due to the corporate workforce reduction in March 2014.

Jason T. Kalisman, Interim Chief Executive Officer, stated, “We are pleased with Morgans Hotel Group’s continued progress during the second quarter, and believe that our improved results reflect the significant effort over the last year to return the Company to solid footing. With two high-profile properties scheduled to open in the third quarter, and our ongoing commitment to operational excellence, we are confident in Morgans’ future prospects as we enter the second half of 2014.”

Second Quarter 2014 Operating Results

Adjusted EBITDA for the second quarter of 2014 was $14.8 million, a 17.7% increase over the same period in 2013. Excluding a termination fee related to Ames in Boston of $0.9 million, which was recorded in the second quarter of 2013, Adjusted EBITDA increased 26.7% in the second quarter of 2014 over the same period in 2013. The Company’s Owned Hotels generated strong operating results during the second quarter of 2014 as compared to the same period in 2013, led by 36.8% increase in EBITDA at Delano South Beach.

RevPAR at System-Wide Comparable Hotels, all of which are located in the United States, increased by 6.4% in the second quarter of 2014 from the comparable period in 2013, driven by a 3.4% increase in occupancy and 2.9% increase in average daily rate (“ADR”).

RevPAR from System-Wide Comparable Hotels in New York increased 2.8% in the second quarter of 2014 over the same period in 2013, led by an increase in occupancy of 2.5%. RevPAR at Hudson increased by 0.5% during the second quarter of 2014 as compared to the same period in 2013. Occupancy at Hudson increased by 2.5% to 94.9% year-over-year reflecting strong demand, while ADR declined 1.9% as a major nearby competitor was under renovation in 2013 and fully operational in 2014. Mondrian SoHo’s RevPAR increased by 7.9% during the second quarter of 2014 as compared to the same period in 2013, driven by a 4.2% increase in ADR.

RevPAR from System-Wide Comparable Hotels in Miami increased 11.8% in the second quarter of 2014 as compared to the same period in 2013. This increase was led by Delano South Beach, which experienced a RevPAR increase of 14.0% primarily as a result of a 9.5% increase in occupancy.

The Company’s System-Wide Comparable Hotels on the West Coast generated 10.2% RevPAR growth in the second quarter of 2014 as compared to the same period in 2013, led by Clift, where RevPAR increased by 11.2%.

The Company’s managed hotels in London, Sanderson and St Martins Lane, are non-comparable due to a major room renovation that began in the first quarter of 2014 resulting in a decrease in RevPAR of approximately 27.5% in average dollars due to rooms being out of service during the second quarter of 2014.

Management fees decreased $2.0 million, or 25.4%, during the second quarter of 2014 as compared to the same period in 2013, due in part to a $0.9 million termination fee related to Ames in Boston that the Company received during the second quarter of 2013. In addition, management fees declined as a result of a decrease in food and beverage management fees due primarily to revisions in the management fee structure with MGM effective January 1, 2014 to a more incentive based model.

Hotel operating expenses increased by just 0.7% on a 5.2% increase in hotel revenues due primarily to cost-saving initiatives implemented in May 2014. As a result, operating margins at the Company’s Owned Hotels and leased food and beverage operations increased approximately 320 basis points during the second quarter of 2014 as compared to the same period in 2013.

Corporate expenses, excluding stock compensation expense, decreased by $1.8 million, or 25.7%, during the second quarter of 2014 as compared to the same period in 2013. This decline in expenses was primarily the result of cost saving initiatives undertaken by the Company, including the corporate workforce reduction in March 2014.

Interest expense increased by $1.4 million, or 11.9%, during the second quarter of 2014 as compared to the same period in 2013, primarily due to the new financing secured by Hudson and Delano South Beach in February 2014, which resulted in a larger debt balance outstanding during the second quarter of 2014 as compared the second quarter of 2013.

The Company recorded a net loss of $9.7 million for the second quarter of 2014 compared to a net loss of $16.0 million for the second quarter of 2013 primarily due to improved operating results and margins and decreased corporate expenses.

Balance Sheet and Liquidity

The Company’s total consolidated debt at June 30, 2014, excluding the Clift lease, was $615.6 million.

At June 30, 2014, the Company had approximately $133.0 million in cash and cash equivalents.

In July and August 2014, the Company repurchased $11.7 million of outstanding Convertible Notes at a discount of approximately $0.1million plus accrued interest. As of August 7, 2014, the Company has $72.8 million of outstanding Convertible Notes, which mature on October 15, 2014. The Company intends to utilize cash on hand to retire the Convertible Notes.

As of June 30, 2014, the Company had $391.0 million of remaining Federal tax net operating loss carryforwards to offset future income, including gains on future asset sales.

Development

At Hudson, the Company is currently converting eight additional single room dwelling units (“SROs”), together with other space, into 12 new guest rooms. The Company anticipates 10 of these new guestrooms will be completed in the third quarter in 2014, with the remaining two completed in the fourth quarter, at a total cost of approximately $2.3 million. After this conversion is complete, the Company will have 60 SROs remaining at Hudson, which it intends to convert into guest rooms in the future.

The Company currently expects to open two high-profile hotels in the third quarter of 2014. Delano Las Vegas, a 1,117 room hotel at Mandalay Bay, is expected to open in early September and will be operated under a license agreement with MGM. Mondrian London, a 359 room hotel on the South Bank of the Thames, is expected to open on September 30, 2014, and will be operated under a long-term management agreement.

Additionally, the Company has a franchise agreement for 10 Karakoy, a 71-room Morgans Original in Istanbul, Turkey which is expected to open by the end of 2014 and a management agreement for a Mondrian in Doha, Qatar which is expected to open in the second quarter of 2015.

Investor Conference Call

As previously announced, the Company will host a conference call to review the quarter’s results on Friday, August 8, 2014 at 9:00 AM Eastern time. The call will be webcast live over the Internet and will be accessible at www.morganshotelgroup.com under the Investors section. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.

The call will also be accessible live over the phone by dialing (877) 681-3378 (within U.S.) or (719) 325-4838 (outside U.S.) and providing the following passcode: 1388932. A playback of the conference call will be available beginning at 12:00 p.m. ET, Friday, August 8, 2014, through August 15, 2014. To access the playback, please dial (888) 203-1112 (within U.S.) or (719) 457-0820 (outside U.S.) and enter passcode 1388932.

Definitions

“Adjusted EBITDA” means adjusted earnings before interest, taxes, depreciation and amortization as further defined below, as adjusted for certain items as described below in “Non-GAAP Financial Measures.”

“EBITDA” means earnings before interest, income taxes, depreciation and amortization.

“Owned Hotels” includes Hudson in New York, Delano South Beach in Miami Beach, and Clift in San Francisco, which the Company leases under a long-term lease that is treated as a financing.

“System-Wide Comparable Hotels” includes all Morgans Hotel Group branded hotels operated by the Company, except for hotels added or under major renovation during the current or the prior year, development projects and discontinued operations. System-Wide Comparable Hotels for the three and six months ended June 30, 2014 and 2013 exclude Sanderson and St Martins Lane in London, which both were under major renovations in the first quarter of 2014, Ames, which the Company no longer manages effective July 17, 2013, Delano Marrakech, which the Company no longer manages effective November 12, 2013, and Hotel Las Palapas, which is not a Morgans Hotel Group branded hotel, and as of April 1, 2013, was no longer managed by the Company.

About Morgans Hotel Group

Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates Delano in South Beach, Mondrian in Los Angeles, New York and South Beach, Hudson in New York, Morgans and Royalton in New York, Clift in San Francisco, Shore Club in South Beach and Sanderson and St Martins Lane in London. Morgans Hotel Group has ownership interests or owns several of these hotels. Morgans Hotel Group has other hotels in various stages of development to be operated under management or franchise agreements. These include Delano properties in Las Vegas, Nevada and Moscow, Russia; Mondrian properties in London, England, and Doha, Qatar; and a Morgans Original in Istanbul, Turkey. Morgans Hotel Group also owns a 90% controlling interest in The Light Group, a leading lifestyle food and beverage company. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential, “ “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict, “ “continue” or other similar words or expressions. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ materially from those expressed in any forward-looking statement. Forward-looking statements in this press release include, without limitation, statements regarding the Company’s expectation related to its development efforts, including the opening of new hotels in the future and renovations at Hudson.

Important risks and factors that could cause our actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to economic, business, competitive market and regulatory conditions such as: a downturn in economic and market conditions, both in the U.S. and internationally, particularly as it impacts demand for travel, hotels, dining and entertainment; the Company’s levels of debt, its ability to refinance its current outstanding debt, repay outstanding debt or make payments on guaranties as they may become due, general volatility of the capital markets and the Company’s ability to access the capital markets and the ability of our joint ventures to do the foregoing; the impact of financial and other covenants in the Company’s loan agreements and other debt instruments that limit the Company’s ability to borrow and restrict its operations; the Company’s history of losses; the Company’s ability to compete in the “boutique” or “lifestyle” hotel segments of the hospitality industry and changes in the competitive environment in the Company’s industry and the markets where it invests; the Company’s ability to protect the value of its name, image and brands and its intellectual property; risks related to natural disasters, terrorist attacks, the threat of terrorist attacks and similar disasters; risks related to the Company’s international operations, such as global economic conditions, political or economic instability, compliance with foreign regulations and satisfaction of international business and workplace requirements; the Company’s ability to timely fund the renovations and capital improvements necessary to maintain its properties at the quality of the Morgans Hotel Group and associated brands; risks associated with the acquisition, development and integration of properties and businesses; the risks of conducting business through joint venture entities over which the Company may not have full control; the Company’s ability to perform under management agreements and to resolve any disputes with owners of properties that the Company manages but does not wholly own; potential terminations of management agreements; the impact of any material litigation, claims or disputes, including labor disputes; the seasonal nature of the hospitality business and other aspects of the hospitality industry that are beyond the Company’s; our ability to comply with complex U.S. and international regulations, including regulations related to the environment, labor, food and beverage operations and data privacy; ownership of a substantial block of our common stock by a small number of investors and the ability of such investors to influence key decisions; the impact of any dividend payments or accruals on our preferred securities on our cash flow and the value of our common stock; and other risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2014, and other documents filed by the Company with the SEC from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Income Statements

(In thousands, except per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
Revenues :
Rooms	$33,118	$31,454	$60,112	$57,353
Food & beverage	21,004	20,278	42,925	39,499
Other hotel	1,467	1,126	2,785	2,242

Total hotel revenues	55,589	52,858	105,822	99,094
Management and other fees	5,859	7,849	11,250	14,264

Total revenues	61,448	60,707	117,072	113,358
Operating Costs and Expenses :
Rooms	9,527	9,238	18,539	18,047
Food & beverage	15,028	14,694	30,568	28,508
Other departmental	797	794	1,569	1,616
Hotel selling, general and administrative	10,465	10,831	21,702	21,640
Property taxes, insurance and other	4,316	4,279	8,246	8,561

Total hotel operating expenses	40,133	39,836	80,624	78,372
Corporate expenses :
Stock based compensation	804	1,342	2,748	2,297
Other	5,215	7,023	11,153	13,418
Depreciation and amortization	6,681	6,780	15,083	13,421
Restructuring and disposal costs	3,981	5,256	11,224	6,152
Development costs	2,666	577	3,364	1,397
Impairment loss on receivables and other assets from managed hotel and unconsolidated joint venture	—	5,775	—	5,775

Total operating costs and expenses	59,480	66,589	124,196	120,832
Operating income (loss)	1,968	(5,882)	(7,124)	(7,474)
Interest expense, net	12,935	11,560	28,933	22,849
Equity in (income) loss of unconsolidated joint ventures	(2)	336	(4)	495
Gain on asset sales	(2,005)	(2,005)	(4,010)	(4,010)
Other non-operating expenses	430	181	1,126	479

Loss before income tax expense	(9,390)	(15,954)	(33,169)	(27,287)
Income tax expense	66	236	229	436

Net loss	(9,456)	(16,190)	(33,398)	(27,723)
Net (income) loss attributable to noncontrolling interest	(263)	182	(456)	298

Net loss attributable to Morgans Hotel Group Co.	$(9,719)	$(16,008)	$(33,854)	$(27,425)
Preferred stock dividends and accretion	(3,987)	(3,026)	(8,354)	(5,939)
Net loss attributable to common stockholders	$(13,706)	$(19,034)	$(42,208)	$(33,364)
Loss per share:
Basic and diluted attributable to common stockholders	$(0.40)	$(0.59)	$(1.24)	$(1.03)
Weighted average common shares outstanding—basic and diluted	34,184	32,464	33,927	32,451

Selected Hotel Operating Statistics	(In Actual Dollars)			(In Constant Dollars, if different)			(In Actual Dollars)			(In Constant Dollars, if different)
	Three Months			Three Months			Six Months			Six Months
	Ended June 30,		%	Ended June 30,		%	Ended June 30,		%	Ended June 30,		%
	2014	2013	Change	2014	2013	Change	2014	2013	Change	2014	2013	Change
BY REGION
Northeast Comparable Hotels (1)
Occupancy	93.6%	91.3%	2.5%				87.4%	85.8%	1.9%
ADR	$289.42	$288.71	0.2%				$251.71	$253.04	-0.5%
RevPAR	$270.90	$263.59	2.8%				$219.99	$217.11	1.3%
West Coast Comparable Hotels (2)
Occupancy	91.0%	87.7%	3.8%				87.5%	84.3%	3.8%
ADR	$272.48	$256.60	6.2%				$270.80	$254.38	6.5%
RevPAR	$247.96	$225.04	10.2%				$236.95	$214.44	10.5%
Miami Comparable Hotels (3)
Occupancy	73.5%	69.9%	5.2%				79.3%	77.0%	3.0%
ADR	$321.05	$301.85	6.4%				$381.13	$371.22	2.7%
RevPAR	$235.97	$210.99	11.8%				$302.24	$285.84	5.7%
United States Comparable Hotels (4)
Occupancy	87.8%	84.9%	3.4%				85.3%	83.2%	2.5%
ADR	$292.37	$284.18	2.9%				$287.24	$282.00	1.9%
RevPAR	$256.70	$241.27	6.4%				$245.02	$234.62	4.4%
International Comparable Hotels (5)
Occupancy
ADR
RevPAR
System-wide Comparable Hotels (6)
Occupancy	87.8%	84.9%	3.4%	87.8%	84.9%	3.4%	85.3%	83.2%	2.5%	85.3%	83.2%	2.5%
ADR	$292.37	$284.18	2.9%	$292.37	$284.18	2.9%	$287.24	$282.00	1.9%	$287.24	$282.00	1.9%
RevPAR	$256.70	$241.27	6.4%	$256.70	$241.27	6.4%	$245.02	$234.62	4.4%	$245.02	$234.62	4.4%

(1)	Northeast Comparable Hotels for the periods ended June 30, 2014 and 2013 consist of Hudson, Morgans, Royalton and Mondrian SoHo in New York. Ames in Boston is non-comparable during the periods presented as the hotel was no longer managed by the Company effective July 17, 2013.
(2)	West Coast Comparable Hotels for the periods ended June 30, 2014 and 2013 consist of Mondrian Los Angeles and Clift in San Francisco.
(3)	Miami Comparable Hotels for the periods ended June 30, 2014 and 2013 consist of Delano South Beach, Mondrian South Beach and Shore Club in Miami Beach, Florida.
(4)	United States Comparable Hotels for the periods ended June 30, 2014 and 2013 consist of Hudson, Morgans, Royalton, Mondrian SoHo, Mondrian Los Angeles, Clift, Delano South Beach, Mondrian South Beach and Shore Club. Ames is non-comparable during the periods presented as the hotel was no longer managed by the Company effective July 17, 2013.
(5)	The Company has no International Comparable Hotels for the periods ended June 30, 2014 and 2013. Sanderson and St Martins Lane in London are non-comparable, as they both were under major renovations in the first quarter of 2014. Delano Marrakech is non-comparable for the periods presented as the hotel was no longer managed by the Company effective November 12, 2013. Additionally, Hotel Las Palapas in Mexico is non-comparable, as this hotel is not a Morgans Hotel Group branded hotel and as of April 1, 2013, was no longer managed by the Company.
(6)	System-Wide Comparable Hotels include all Morgans Hotel Group branded hotels operated by the Company, except for hotels added or under major renovation during the current or the prior year, development projects and discontinued operations. System-Wide Comparable Hotels for the periods ended June 30, 2014 and 2013 exclude Sanderson and St Martins Lane in London, which both were under renovations in the first quarter of 2014, Ames, which the Company no longer manages effective July 17, 2013, Delano Marrakech, which the Company no longer manages effective November 12, 2013, and Hotel Las Palapas, which is not a Morgans Hotel Group branded hotel, and as of April 1, 2013, was no longer managed by the Company.

Selected Hotel Operating Statistics	(In Actual Dollars)			(In Constant Dollars, if different)			(In Actual Dollars)			(In Constant Dollars, if different)
	Three Months			Three Months			Six Months			Six Months
	Ended June 30,		%	Ended June 30,		%	Ended June 30,		%	Ended June 30,		%
	2014	2013	Change	2014	2013	Change	2014	2013	Change	2014	2013	Change
BY OWNERSHIP
Owned Comparable Hotels (1)
Occupancy	92.1%	88.9%	3.6%				87.3%	83.7%	4.3%
ADR	$275.82	$271.48	1.6%				$265.61	$264.29	0.5%
RevPAR	$254.03	$241.35	5.3%				$231.88	$221.21	4.8%
Joint Venture Comparable Hotels (2)
Occupancy	84.8%	81.9%	3.5%				84.8%	85.6%	-0.9%
ADR	$319.50	$305.88	4.5%				$313.08	$299.56	4.5%
RevPAR	$270.94	$250.52	8.2%				$265.49	$256.42	3.5%
Managed Comparable Hotels (3)
Occupancy	82.1%	79.7%	3.0%				82.1%	80.8%	1.6%
ADR	$308.63	$295.83	4.3%				$311.89	$303.04	2.9%
RevPAR	$253.39	$235.78	7.5%				$256.06	$244.86	4.6%
System-wide Comparable Hotels
Occupancy	87.8%	84.9%	3.4%	87.8%	84.9%	3.4%	85.3%	83.2%	2.5%	85.3%	83.2%	2.5%
ADR	$292.37	$284.18	2.9%	$292.37	$284.18	2.9%	$287.24	$282.00	1.9%	$287.24	$282.00	1.9%
RevPAR	$256.70	$241.27	6.4%	$256.70	$241.27	6.4%	$245.02	$234.62	4.4%	$245.02	$234.62	4.4%
Owned Hotels
Hudson
Occupancy	94.9%	92.6%	2.5%				88.2%	85.4%	3.3%
ADR	$253.02	$258.00	-1.9%				$215.39	$221.65	-2.8%
RevPAR	$240.12	$238.91	0.5%				$189.97	$189.29	0.4%
Delano South Beach
Occupancy	74.0%	67.6%	9.5%				79.9%	72.8%	9.8%
ADR	$468.32	$449.65	4.2%				$544.74	$553.35	-1.6%
RevPAR	$346.56	$303.96	14.0%				$435.25	$402.84	8.0%
Clift
Occupancy	95.1%	91.4%	4.0%				89.2%	85.6%	4.2%
ADR	$250.67	$234.52	6.9%				$250.73	$235.02	6.7%
RevPAR	$238.39	$214.35	11.2%				$223.65	$201.18	11.2%

(1)	Owned Comparable Hotels for the periods ended June 30, 2014 and 2013 consist of Hudson, Delano South Beach, and Clift in San Francisco.
(2)	Joint Venture Comparable Hotels for the periods ended June 30, 2014 and 2013 consist of Mondrian South Beach and Mondrian SoHo. Ames is non-comparable for the periods presented as effective April 26, 2013, the Company entered into an agreement with its joint venture partner pursuant to which, among other things, the Company assigned its equity interests in the joint venture to its joint venture partner. Prior to April 26, 2013, the Company owned Ames through an unconsolidated joint venture in which the Company held a minority interest ownership of approximately 31%. Effective July 17, 2013, the Company no longer manages this hotel. Shore Club is non-comparable for the periods presented as effective December 30, 2013, the Company no longer had a meaningful ownership interest in the hotel. Prior to December 30, 2013, the Company owned Shore Club through an unconsolidated joint venture in which the Company held a minority interest ownership of approximately 7%. The Company continues to manage Shore Club.
(3)	Managed Comparable Hotels for the periods ended June 30, 2014 and 2013 consist of Morgans, Royalton, Shore Club, and Mondrian Los Angeles. Managed hotels that are non-comparable for the periods presented are Sanderson and St Martins Lane in London, which both were under renovations in the first quarter of 2014, Delano Marrakech, which was no longer managed by the Company effective November 12, 2013, Hotel Las Palapas, which is not a Morgans Hotel Group branded hotel and as of April 1, 2013, was no longer managed by the Company, and Ames, which was no longer managed by the Company effective July 17, 2013.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

The Company believes that earnings before interest, income taxes, depreciation and amortization (“EBITDA”) is a useful financial metric to assess its operating performance before the impact of investing and financing transactions and income taxes. It also facilitates comparison between the Company and its competitors. Given the significant investments that the Company and its joint ventures have made in the past in property and equipment, depreciation and amortization expense comprises a meaningful portion of our cost structure. The Company believes that EBITDA will provide investors with a useful tool for assessing the comparability between periods because it eliminates depreciation and amortization expense attributable to capital expenditures.

The Company’s management has historically used adjusted EBITDA (“Adjusted EBITDA”) when evaluating the operating performance for the entire Company as well as for individual properties or groups of properties because it believes the Company’s core business model is that of an owner and operator of hotels and food and beverage venues, and the inclusion or exclusion of certain items is necessary to provide the most accurate measure of on-going core operating results and to evaluate comparative results period over period. As such, Adjusted EBITDA excludes other non-operating expense (income) that does not relate to the on-going performance of our assets and excludes the operating performance of assets in which we do not have a direct or indirect fee simple ownership interest. The Company excludes the following items from EBITDA to arrive at Adjusted EBITDA:

•	Other non-operating expenses (income), such as costs associated with discontinued operations and previously owned hotels, both consolidated and unconsolidated, transaction costs related to business acquisitions, changes in the fair value of debt and equity instruments, miscellaneous litigation and settlement costs and other expenses that relate to the financing and investing activities of the Company;

•	Restructuring and disposal costs, which include expenses incurred related to the Company’s corporate restructuring initiatives, such as professional fees, litigation and settlement costs, executive terminations and severance costs related to such restructuring initiatives, including the March 2014 corporate office termination plan and proxy contests, and gains or losses on asset disposals as part of major renovation projects or restructuring;

•	Development costs, include transaction costs related to the acquisition or termination of projects, internal development payroll and other costs and pre-opening expenses incurred related to new concepts at existing hotel and the development of new hotels, and the write-off of abandoned development projects previously capitalized;

•	Impairment loss on development projects and hotels and receivables from unconsolidated joint ventures. To the extent that economic conditions do not continue to improve, the Company may incur additional non-cash impairment charges related to assets under development, wholly-owned assets, or our investments in joint ventures. The Company believes these adjustments are necessary to provide the most accurate measure of core operating results as a means to evaluate comparative results;

•	EBITDA related to leased hotels to more accurately reflect the operating performance of assets in which the Company has a direct or indirect fee simple ownership interest;

•	EBITDA related to hotels and food and beverage entities reported as discontinued operations to more accurately reflect the operating performance of assets in which the Company expects to have an ongoing direct or indirect ownership interest;

•	Stock-based compensation expense, as this is not necessarily an indication of the operating performance of the Company’s assets; and

•	Gains recognized on asset sales, as the Company believes that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of its assets. In addition, the Company believes material gains or losses from the net book value of disposed assets is not particularly meaningful given that the depreciated asset value on which the gains are calculated often does not reflect market value of the assets.

The Company also makes an adjustment to EBITDA for hotels in which its percentage ownership interest has changed to facilitate period-over-period comparisons and to more accurately reflect the operating performance of assets based on its actual ownership. In this respect, the Company’s method of calculating Adjusted EBITDA may change from prior quarters, and calculations of Adjusted EBITDA could continue to vary from quarter to quarter to reflect changing ownership interests.

The Company believes Adjusted EBITDA provides management and its investors with a more accurate financial metric by which to evaluate our performance as it eliminates the impact of costs incurred related to investing and financing transactions. Internally, the Company’s management utilizes Adjusted EBITDA to measure the performance of its core on-going operations and is used extensively during its annual budgeting process. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions, expansion opportunities, and dispositions and borrowing capacity. Adjusted EBITDA is a key metric which management evaluates prior to execution of any strategic investing or financing opportunity.

The Company has historically reported Adjusted EBITDA to its investors and believes that this continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and to evaluate the results of its core on-going operations.

The use of EBITDA and Adjusted EBITDA has certain limitations. The Company’s presentation of EBITDA and Adjusted EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of the Company’s results. Additionally, EBITDA and Adjusted EBITDA do not reflect capital expenditures and other investing activities and should not be considered as a measure of the Company’s liquidity. The Company compensates for these limitations by providing the relevant disclosure of its depreciation, interest and income tax expense, capital expenditures and other items in its reconciliations to its financial measures under accounting principles generally accepted in the United States, or U.S. GAAP, and/or in its consolidated financial statements, all of which should be considered when evaluating its performance. The term EBITDA is not defined under U.S. GAAP and EBITDA is not a measure of net income, operating income, operating performance or liquidity presented in accordance with U.S. GAAP. In addition, EBITDA is impacted by reorganization of businesses and other restructuring-related charges. When assessing the Company’s operating performance, you should not consider this data in isolation, or as a substitute for the Company’s net income, operating income or any other operating performance measure that is calculated in accordance with U.S. GAAP.

A reconciliation of net loss, the most directly comparable U.S. GAAP measure, to EBITDA and Adjusted EBITDA for each of the respective periods indicated is as follows:

EBITDA Reconciliation

(In thousands)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
Net loss attributable to Morgans Hotel Group Co.	$(9,719)	$(16,008)	$(33,854)	$(27,425)
Interest expense, net	12,935	11,560	28,933	22,849
Income tax expense	66	236	229	436
Depreciation and amortization expense	6,681	6,780	15,083	13,421
Proportionate share of interest expense from unconsolidated joint ventures	1,143	3,358	2,288	4,856
Proportionate share of depreciation expense from unconsolidated joint ventures	534	596	925	1,304
Net loss attributable to noncontrolling interest	(20)	(486)	(73)	(833)
Proportionate share of loss from unconsolidated joint ventures not recorded due to negative investment balances	(1,340)	(3,343)	(2,799)	(4,541)

EBITDA	10,280	2,693	10,732	10,067
Other non operating expenses	430	181	1,126	479
Other non operating expense from unconsolidated joint ventures	602	484	1,218	732
Restructuring and disposal costs	3,981	5,256	11,224	6,152
Development costs	2,666	577	3,364	1,397
Impairment loss on receivables from managed hotels and unconsolidated joint venture	—	5,775	—	5,775
EBITDA from Clift, a leased hotel	(1,981)	(1,744)	(3,426)	(2,878)
Stock based compensation expense	804	1,342	2,748	2,297
Gain on asset sales	(2,005)	(2,005)	(4,010)	(4,010)

Adjusted EBITDA	$14,777	$12,559	$22,976	$20,011

Hotel EBITDA Analysis (1)

(In thousands, except percentages)

	Three Months			Six Months
	Ended June 30,		%	Ended June 30,		%
	2014	2013	Change	2014	2013	Change
Hudson	$8,218	$7,739	6%	$7,360	$6,959	6%
Delano South Beach	4,261	3,114	37%	12,211	10,223	19%
Clift	1,981	1,744	14%	3,426	2,878	19%
Mondrian South Beach—Joint Venture	18	54	-67%	492	733	-33%
Mondrian SoHo—Joint Venture	925	686	35%	1,145	943	21%

Owned and Joint Venture Comparable Hotels (2)	15,403	13,337	15%	24,634	21,736	13%
Shore Club (3)	—	19	-100%	—	276	-100%
St Martins Lane food and beverage (4)	—	(108)	-100%	—	—	0%
Sanderson food and beverage (4)	—	(116)	-100%	—	(106)	-100%
Las Vegas restaurant leases (5)	995	648	54%	2,259	768	100%
Ames (6)	—	—	0%	—	(95)	-100%

Other Hotel and F&B EBITDA	995	443	-125%	2,259	843	-168%
Total Hotel and F&B EBITDA	$16,398	$13,780	19%	$26,893	$22,579	19%

(1)	For joint venture hotels, represents the Company’s share of the respective hotels’ EBITDA, after management fees.
(2)	Reflects System-Wide Comparable Hotels that are owned or partially owned by the Company.
(3)	Effective December 30, 2013, the Company no longer had a meaningful ownership interest in Shore Club. Prior to December 30, 2013, the Company owned Shore Club through an unconsolidated joint venture in which the Company held a minority interest ownership of approximately 7%. The Company continues to manage Shore Club.
(4)	The Company owned 100% of the food and beverge joint venture entity which leased and operated all food and beverage venues located at Sanderson and St Martins Lane. MHG continued to own and operate the food and beverage venues at the hotels under a lease agreement with the hotel owner. Effective January 1, 2014, the Company transferred all of its ownerhship interest in the food and beverage venues at St Martins Lane to the hotel owner. The Company will continue to manage the transferred food and beverage venues. The Company continues to lease and operate certain food and beverage venues at Sanderson. Amounts presented represent the respective hotels’ food and beverage EBITDA, after management fees.
(5)	Reflects EBITDA from the leasehold interests in three food and beverage venues at Mandalay Bay in Las Vegas which the Company acquired in August 2012. The three venues were re-concepted and renovated and opened in December 2012, February 2013 and July 2013, respectively.
(6)	On April 26, 2013, the Company entered into an agreement with its joint venture partner pursuant to which, among other things, the Company assigned its equity interests in the joint venture to its joint venture partner. Prior to April 26, 2013, the Company owned Ames through an unconsolidated joint venture in which the Company held a minority interest ownership of approximately 31%. Effective July 17, 2013, the Company no longer manages this hotel.

Owned Hotel Room Revenue Analysis

(In thousands, except percentages)

	Three Months			Six Months
	Ended June 30,		%	Ended June 30,		%
	2014	2013	Change	2014	2013	Change
Hudson	$18,931	$18,829	1%	$29,767	$29,656	0%
Delano South Beach	6,120	5,368	14%	15,288	14,151	8%
Clift	8,067	7,257	11%	15,057	13,546	11%

Total Owned Hotels	$33,118	$31,454	5%	$60,112	$57,353	5%

Owned Hotel Revenue Analysis (In thousands, except percentages)

	Three Months			Six Months
	Ended June 30,		%	Ended June 30,		%
	2014	2013	Change	2014	2013	Change
Hudson	$24,371	$23,196	5%	$38,932	$36,150	8%
Delano South Beach	11,442	10,295	11%	28,054	26,384	6%
Clift	11,030	10,207	8%	21,363	20,010	7%

Total Owned Hotels	$46,843	$43,698	7%	$88,349	$82,544	7%

Balance Sheets

(In thousands)

	June 30,	December 31,
	2014	2013
ASSETS:
Property and equipment, net	$284,445	$292,629
Goodwill	66,572	66,572
Investments in and advances to unconsolidated joint ventures	10,492	10,492
Cash and cash equivalents	132,973	10,025
Restricted cash	16,161	22,144
Accounts receivable, net	20,239	18,384
Related party receivables	3,915	3,694
Prepaid expenses and other assets	9,204	10,409
Deferred tax asset, net	78,899	78,758
Investment in TLG management contracts, net	20,818	23,702
Other assets, net	41,079	34,398

Total assets	$684,797	$571,207

LIABILITIES and STOCKHOLDERS’ DEFICIT:
Debt and capital lease obligations, net	$708,265	$560,751
Accounts payable and accrued liabilities	44,496	41,627
Deferred gain on asset sales	129,408	133,419
Other liabilities	13,866	13,891

Total liabilities	896,035	749,688
Redeemable noncontrolling interest	5,387	4,953
Commitments and contingencies
Total Morgans Hotel Group Co. stockholders’ deficit	(217,042)	(183,924)
Noncontrolling interest	417	490

Total deficit	(216,625)	(183,434)

Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$684,797	$571,207